Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1998 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-07263, 333-34907, 33-59241, 33-60503, 333-74205, 333-84585, 333-85607,
333-87227, 333-93029 and 333-30370) and on Form S-8 (File Nos. 333-66171 and
333-39155).

San Francisco, California                       ARTHUR ANDERSEN LLP
March 17, 2000